EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-87344, 333-76367 and 333-59672 of Merix Corporation on Form S-8 of our report dated June 25, 1999, appearing in the Annual Report on Form 10-K of Merix Corporation for the year ended May 26, 2001.

DELOITTE & TOUCHE LLP

Portland, Oregon
August 15, 2001